EXHIBIT 99.1

RenovaCare Appoints VP to Expand and Accelerate Intellectual Property and Licensing

SCOTTSDALE, Ariz., June 27, 2019 (GLOBE NEWSWIRE) -- RenovaCare, Inc., (Symbol: RCAR; www.renovacareinc.com), developer of the SkinGun™ and other patented technologies for spraying a patient’s own stem cells onto burns and wounds for accelerated self-healing, is pleased to announce the appointment of Dr. Rodney L. Sparks as Vice President of Intellectual Property.

“Just over six months ago, I made an equity investment of $15.5 million in RenovaCare to pursue human clinical trials for the SkinGun™ and explore the use of our cell spray technology for medical conditions beyond burns,” stated Mr. Harmel S. Rayat, the Company’s Chairman.

“Clearly, our patent and technology licensing programs will play important roles in this expansion, which is why I’m so excited with the appointment of Dr. Sparks.”

Dr. Rodney Sparks is a respected intellectual property lawyer and technology licensing expert with decades of experience.  He’s also a regarded scientist with postdoctoral training from the Johns Hopkins University and a research fellowship from the Mayo Clinic.

The appointment of Dr. Sparks follows the recent announcement of Dr. Roger Esteban-Vives to the position of Vice President of Research and Product Development.

Dr. Esteban-Vives will work with select contract partners, academic research groups and commercial collaborators to advance the use of RenovaCare’s technology platform for expanded medical conditions, such as reconstructive surgery and cosmetic applications, including acne scarring, wrinkles and tattoo removal.

Intellectual Property, Licensing, and Scientific Expertise

Dr. Rodney Sparks has over 30 years’ experience as a scientist, and lawyer representing biotechnology and pharmaceutical companies and universities in the United States and abroad.

His experience includes tenure at the 170 year old firm, Drinker Biddle & Reath LLP, as well as private practice at Morgan, Lewis and Bockius LLP, and at Akin, Gump, Strauss, Hauer and Feld.

Dr. Sparks serves as Senior Biotechnology Patent Counsel Emeritus for the University of Virginia Licensing & Ventures Group, and previously served as an Advisor to RenovaCare.

Dr. Sparks has published and lectured at national and international meetings on numerous patent and licensing topics, and served an adjunct faculty member of the University of Virginia School of Law while co-directing a law school clinic in patent law and licensing.

He is a member of the American Intellectual Property Law Association and serves on the Biotechnology, Inter Partes Patent Proceedings, Licensing and Management of IP Assets, and Patent-Relations with the PTO committees of that organization. He also is a member of the Association of University Technology Managers.

Prior to becoming a lawyer, Dr. Sparks was as an academic scientist. After completing work on his Ph.D. at the University of Texas Health Science at San Antonio, Dr. Sparks completed postdoctoral training in the cellular and molecular biology of cancer at the Johns Hopkins University and was a research fellow at the Mayo Clinic.

He was on the faculty of the Oregon Health Sciences University School of Medicine and was then a tenured faculty member at Tulane Medical School. While on the faculty at Tulane, he graduated from the evening program of the Loyola University School of Law.

Spraying Skin Stem Cells onto Burns and Wounds

Since its acquisition in 2013, RenovaCare has further developed its novel SkinGun™ as a potential alternative to skin grafting and other options, such as in-vitro cultured epithelial grafts that require a specialized and expensive external laboratory.

To date, over 70 patients with various types of second-degree burns have been treated on an experimental basis utilizing the technology underlying the Company’s SkinGun™.

Sprayed with a gentle mist of their own skin cells, many patients left the hospital within days, avoiding generally painful skin graft surgeries and potentially weeks of hospitalization. Clinical outcomes of early experimental treatments have been peer-reviewed and published in several medical journals, including Burns and Annals of Plastic Surgery.

Patients who undergo skin grafting, today’s default treatment of care, can remain hospitalized for weeks and even months and often must endure multiple painful and costly surgeries and prolonged physical therapy. Some of these patients may also suffer from the psychological effects of disfigurement caused by permanent scarring and often cope with the ongoing use of pain medications and protracted joint mobility issues.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

About RenovaCare

RenovaCare, Inc. is developing first-of-its-kind autologous (self-donated) stem cell therapies for the regeneration of human organs. Its initial product under development targets the body’s largest organ, the skin. The company’s flagship technology, the CellMist™ System, uses its patented SkinGun™ to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – onto wounds. RenovaCare is developing its CellMist™ System as a promising new alternative for patients suffering from burns, chronic and acute wounds, and scars. In the US alone, this $45 billion market is greater than the spending on high-blood pressure management, cholesterol treatments, and back pain therapeutics.

For additional information, please call Amit Singh at: 888-398-0202 or visit: https://www.renovacareinc.com

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company's technologies, technical problems with the Company's research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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